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                                                                    EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 20, 2002, relating to the financial statements and financial highlights which appear in the January 31, 2002 Annual Report to Shareholders of State Street Research Institutional Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts

May 30, 2002